UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On June 23, 2022, Clubhouse Media Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with 1800 Diagonal Lending LLC f/k/a Sixth Street Lending, LLC, a Virginia limited liability company (“Investor”), pursuant to which, on the same date, the Company issued a convertible promissory note to Investor in the aggregate principal amount of $86,625.00 for a purchase price of $78,750.00 (the “Purchase Price”), reflecting a $7,875.00 original issue discount (the “Note”). The Purchase Price is comprised of (1) $75,000.00 paid to the Company; (2) $3,000.00 paid to legal counsel for the Company; and (3) $750.00 which amount was retained by the Investor as a due diligence fee.

The Note has a maturity date of June 23, 2023 (the “Maturity Date”) and bears interest at 10% per annum. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note. The Company may not prepay the Note prior to the Maturity Date, other than by way of a conversion initiated by Investor.

The Note provides Investor with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the Note at any time, from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note and ending on the later of: (i) the Maturity Date; and (ii) the date of payment of the Default Amount (as defined in the Note). Notwithstanding the foregoing, the Investor shall not be entitled to a conversion under the Note upon which the sum of (1) the number of shares of common stock, $0.000001 par value per share (“Common Stock”) beneficially owned by the Investor and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Company subject to a similar limitation on conversion or exercise) and (2) the number of shares of Common Stock issuable upon the conversion would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the outstanding shares of Common Stock.

The conversion price (“Conversion Price”) is equal to the lesser of the Variable Conversion Price (as defined in the Note) and Fixed Conversion Price (as defined in the Note), which is $1.00. The “Variable Conversion Price” is defined in the Note as 75% multiplied by the lowest VWAP for shares of Common Stock during the 20 trading days immediately preceding the Conversion Date (as defined in the Note).

During the period conversion rights exist, the Company is required to reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of the Note multiplied by four and one half (4.5) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Company’s obligations contained in the Note. If, at any time, the Company does not maintain the Reserved Amount, it shall constitute an Event of Default (as defined in the Note).

Other Events of Default under the Note include, but are not limited to: (1) failure to pay principal or interest on the Note when due; (2) failure to issue and transfer Common Stock upon exercise by Investor of its conversion rights; (3) the breach by the Company of any material covenant or other material term or condition of the Note which remains uncured after 20 days’ notice by the Investor; (4) a breach of representations or warranties contained in the Note by the Company; (5) certain bankruptcy or insolvency related events; (6) delisting of the Common Stock resulting in the shares no longer being listed OTC or on any U.S. securities exchange; (7) failure to timely file an SEC report required by the Exchange Act of 1934, as amended, remaining uncured 10 days after due; (8) a restatement of any financial statements by the Company with the SEC any time after 180 days from June 23, 2022 until the Note is no longer outstanding, if such restatement would result in a material adverse effect on the rights of the Investor under the Note or Securities Purchase Agreement; (9) failure to comply with certain requirements relating to the replacement of the Company’s transfer agent; and (10) a cross default under any agreement or instrument between, among or by the Company and, or for the benefit of, the Investor and any affiliate of the Investor, including other promissory notes, but excluding documents relating or ancillary to the Note.

If an Event of Default has occurred and continues uncured, the Note shall become immediately due and payable. If an Event of Default occurs because the Company fails to issue shares of Common Stock to Investor within three business days of receiving a notice of conversion from Investor, the Company shall pay an amount equal to the Default Amount (defined below) multiplied by two (2) in full satisfaction of the Company’s obligations under the Note. If an Event of Default occurs for any other reason that continues uncured (or in the case of an appointment of a receiver, bankruptcy, liquidation, or a similar default that may not be cured), the Company shall pay an amount equal to 150% of the Default Amount (defined below) in full satisfaction of the Company’s obligations under the Note.

The “Default Amount” is equal to the sum of (a) accrued and unpaid interest on the principal amount of the Note to the date of payment plus (b) default interest, which is calculated based on a rate of 22% per year (inclusive of the 10% interest per year that would be due absent an event of default), plus (c) certain other amounts that may be owed under the Note.

The foregoing description of the Securities Purchase Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full texts of the Securities Purchase Agreement and the Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Current Report on Form 8-K, the Company issued the Note to Investor. The disclosure in Item 1.01 hereof concerning the Note is incorporated by reference into this Item 2.03 to the extent applicable.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed in Item 1.01 of this Current Report on Form 8-K, the Company issued the Note to the Investor that is convertible into shares of Company Common Stock. The disclosure in Item 1.01 hereof concerning the Note is incorporated by reference into this Item 3.02 to the extent applicable.

The sale and issuance of the Note as disclosed in Item 1.01 of this Current Report on Form 8-K has been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2022, the Company filed Articles of Amendment (the “Amendment”) to the Company’s Articles of Incorporation (the “Articles”) with the Nevada Secretary of State that had the effect of increasing the authorized shares of common stock from 2,000,000,000 to 8,000,000,000. The Company’s Preferred Stock was unchanged by the Amendment.

One share of Series X Preferred Stock is outstanding as of June 23, 2022. The single share of Series X Preferred Stock outstanding is held by Amir Ben-Yohanan, the Company’s Chief Executive Officer, who also holds 56,847,213 shares of Common Stock as of June 23, 2022. In the aggregate, Mr. Ben-Yohanan holds 61.68% of the voting power of the Company as of June 23, 2022.

The Company’s Articles provide that in the event that the vote of the Company’s shareholders is otherwise required by the Nevada Revised Statutes (“NRS”), the number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote irrespective of Section 78.2055 or Section 78.207 of the NRS, with no vote of any holders of a particular class of stock, voting as a separate class, being required.

On June 23, 2022, the Amendment was adopted by a unanimous consent of the Company’s Board of Directors and duly approved by the written consent of Mr. Ben-Yohanan, as required by the NRS and the Articles.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of Clubhouse Media Group, Inc., dated June 23, 2022.

10.1	Securities Purchase Agreement between Clubhouse Media Group, Inc. and 1800 Diagonal Lending, LLC, dated June 23, 2022.

10.2	Convertible Promissory Note issued by Clubhouse Media Group, Inc. to 1800 Diagonal Lending, LLC, dated June 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2022	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer